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                                   Exhibit 13

                     First SunAmerica Life Insurance Company

                          FS Variable Separate Account

              (Portion Relating to the FS Advisor Variable Annuity)

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS


STANDARDIZED PERFORMANCE SINCE SEPARATE ACCOUNT INCEPTION

The Average Annual Total Return for each period is determined by finding the average annual compounded rate of return over each period that would equate the initial amount invested to the ending redeemable value for that period, according to the following formulas:

                          (n)
                 P (1 + T)     =  ERV

                 P   =    a hypothetical initial purchase payment of $1,000

                 T   =    average annual total return for the period in question

                 n   =    number of years

                 ERV = redeemable value (as of the end of the stated period in question) of a hypothetical $1,000 purchase payment made at the beginning of the 1-year, 5-year, or 10-year period in question (or fractional period thereof).

The formula assumes that: (1) all recurring fees have been charged to the contract owner's accounts; (2) all applicable non-recurring charges are deducted at the beginning of the period in question; and (3) there will be a complete redemption at the end of the period in question. The performance figures shown in the table above relate to the contract form containing the highest level of charges.




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I.   FS VARIABLE SEPARATE ACCOUNT (Portion Relating to the FS Advisor Variable
     Annuity):  STANDARDIZED 1-YEAR RETURNS

     CALCULATION OF ANNUAL RETURN

     Fund Value = 1000 (Ending Unit Value / Beginning Unit Value)

     Annual Return = (Fund Value / 1000) - 1

     UNIT VALUES - (not applicable)


                   Capital                  Gov't &                     Emerging      Int'l Div       Global     Int's Growth
                 Appreciation  Growth     Quality Bond   Technology*     Markets      Equities        Equity       & Income
                 -------------------------------------------------------------------------------------------------------------------
Fund Value         $1,653.70  $1,250.20      $  969.00          N/A    $ 1,747.30    $ 1,226.80     $ 1,289.60    $ 1,223.70
One Year Yield         65.37%     25.02%         -3.10%         N/A         74.73%        22.68%         28.96%        22.37%
Period Years           1.00        1.00           1.00         1.00          1.00          1.00           1.00          1.00


                   Growth    MFS Mid-cap   Blue Chip   Aggressive    Putnam        GS       MFS Growth     Alliance    Davis Venture
                 Opportunity*  Growth*      Growth*      Growth      Growth     Research     & Income       Growth         Value
                 -------------------------------------------------------------------------------------------------------------------
Fund Value               N/A         N/A          N/A   $1,819.00   $1,277.60         N/A   $ 1,043.60    $ 1,310.90     $1,143.70
One Year Yield           N/A         N/A          N/A       81.90%      27.76%        N/A         4.36%        31.09%        14.37%
Period Years            1.00        1.00         1.00        1.00        1.00        1.00         1.00          1.00          1.00


                  Federated    Growth-       Asset           MFS      SunAmerica    Worldwide    High-Yield   Corporate  Global Bond
                    Value      Income      Allocation   Total Return    Balance    High Income      Bond        Bond
                 -------------------------------------------------------------------------------------------------------------------
Fund Value         $1,046.20  $ 1,280.80    $ 1,078.30     $1,013.20   $ 1,195.60   $ 1,174.80   $ 1,049.20   $966.90    $ 975.20
One Year Yield          4.62%      28.08%         7.83%         1.32%       19.56%       17.48%        4.92%    -3.31%      -2.48%
Period Years            1.00        1.00          1.00          1.00         1.00         1.00         1.00      1.00        1.00


     *Standardized 1-year returns for these portfolios are not available because funds were not accepted into the separate account until December 29, 2000.




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II.      FS VARIABLE SEPARATE ACCOUNT (Portion Relating to the FS Advisor
         Variable Annuity):  STANDARDIZED 5-YEAR RETURNS

     Standardized 5-year returns are not available because funds were not accepted into the separate account until April 6, 1995.

         CALCULATION OF ANNUAL RETURN

         Fund Value =  1000 (Ending Unit Value / Beginning Unit Value)

         Annual Return = (Fund Value / 1000) (1/5) - 1

         UNIT VALUES - (Not applicable)

III. FS VARIABLE SEPARATE ACCOUNT (Portion Relating to the FS Advisor Variable Annuity): STANDARDIZED LIFETIME RETURNS

         Fund Value = 1000 (31-December-99 Unit Value / Inception Date Unit
         Value)

         Annual Return = (Fund Value / 1000) (1/period) - 1


                 Capital                  Gov't &                     Emerging      Int'l Div       Global     Int's Growth
               Appreciation  Growth     Quality Bond   Technology*     Markets      Equities        Equity       & Income
               -------------------------------------------------------------------------------------------------------------------
Fund Value       $3,805.02  $2,960.15     $ 1,257.87           N/A    $ 1,070.66    $ 1,790.12     $ 2,215.73    $ 1,381.31
Annualized           32.57%     25.73%          5.04%          N/A          2.71%        13.12%         18.82%        13.44%
Yield Since
Inception
Period Years          4.74       4.74           4.67           N/A          2.55          4.72           4.61          2.56


                 Growth    MFS Mid-cap   Blue Chip     Aggressive      Putnam       GS       MFS Growth     Alliance
               Opportunity*  Growth*      Growth*        Growth        Growth    Research     & Income       Growth       Value
               -------------------------------------------------------------------------------------------------------------------
Fund Value             N/A  $1,069.55          N/A     $2,430.35    $ 3,057.35        N/A   $ 2,232.97    $ 4,220.42   $2,573.37
Annualized             N/A      39.96%         N/A         28.17%        26.59%       N/A        18.47%        35.50%      22.07%
Yield Since
Inception
Period Years           N/A        0.20         N/A          3.58          4.74        N/A         4.74          4.74        4.74


                Federated    Growth-      Asset           MFS      SunAmerica     Worldwide   High-Yield   Corporate   Global Bond
                  Value      Income     Allocation   Total Return    Balance     High Income     Bond        Bond
               ---------------------------------------------------------------------------------------------------------------------
Fund Value       $1,688.18  $ 3,222.15   $ 1,754.23     $1,706.20   $ 1,969.76    $ 1,549.85   $ 1,329.89  $ 1,249.00    $1,358.92
Annualized           15.76%      28.11%       12.73%        12.17%       20.86%         9.84%        6.32%       4.82%        6.79%
Yield Since
Inception
Period Years          3.58        4.72         4.69          4.65         3.58          4.67         4.65        4.72         4.67


     *Standardized lifetime returns for these portfolios are not available because funds were not accepted into the separate account until December 29, 2000.




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III.     CALCULATION OF ANNUAL RETURN

         UNIT VALUES:


                   Capital                  Gov't &                     Emerging      Int'l Div       Global     Int's Growth
                   Apprec      Growth     Quality Bond   Technology      Markets      Equities        Equity       & Income
                 -------------------------------------------------------------------------------------------------------------------
Inception Dates       4/6/95      4/6/95         5/3/95           N/A       6/12/97       4/12/95        5/22/95        6/9/97
Inception Date      $  10.00    $  10.00       $  10.00      $  10.00      $  10.00      $  10.00       $  10.00      $  10.00
Unit Value
12/31/99                                                          N/A
                       38.05       29.60          12.58                       10.71         17.90          22.16         13.81


                   Growth    MFS Mid-cap   Blue Chip     Aggressive      Putnam       GS      MFS Growth     Alliance
                 Opportunity   Growth        Growth        Growth        Growth    Research    & Income       Growth      Value
                 -------------------------------------------------------------------------------------------------------------------
Inception Dates          N/A    10/19/99         N/A        6/3/96        4/6/95        N/A      4/6/95        4/6/95     4/6/95
Inception Date      $  10.00    $  10.00    $  10.00      $  10.00      $  10.00   $  10.00    $  10.00      $  10.00   $  10.00
Unit Value
12/31/99                 N/A       10.70         N/A         24.30         30.57        N/A       22.33         42.20      25.73


                  Federated    Growth-        Asset           MFS     SunAmerica     Worldwide   High-Yield   Corporate  lobal Bond
                    Value      Income      Allocation   Total Return   Balance      High Income     Bond        Bond
                 -------------------------------------------------------------------------------------------------------------------
Inception Dates       6/3/96     4/12/95      4/24/95        5/8/95      6/3/96        5/2/95       5/8/95     4/12/95     5/2/95
Inception Date      $  10.00    $  10.00     $  10.00      $  10.00    $  10.00      $  10.00     $  10.00    $  10.00   $  10.00
Unit Value
12/31/99
                       16.88       32.22        17.54         17.06       19.70         15.50        13.30       12.49      13.59




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